Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2022 Second Quarter Earnings

Contact: Linda Simmons, EVP, CFO

Brockton, Massachusetts (July 26, 2022): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $10.0 million, or $0.21 per basic and diluted share, for the second quarter of 2022, compared to net income of $12.3 million, or $0.25 per diluted share, for the preceding quarter and $14.3 million, or $0.27 per diluted share, for the same period last year.

Selected Second Quarter Financial Highlights:

●	Return on average assets was 0.87%, and return on average equity was 6.22%.
●	Loan growth of $174.6 million, or 4.7%.
●	Core deposit growth of $96.3 million, or 3.0%.
●	Net interest margin increased 27 basis points to 3.48%.
●	Continued share repurchase program.

“HarborOne had a solid quarter of growth in loans, deposits, and margin, with a continued focus on strong credit quality in the first half of the year,” said Joseph Casey, President and CEO. He added: “While mortgage banking saw a significant decline in origination volume and gain on sale margin, our mortgage banking team has identified over $1.0 million in expense savings to commence during the third quarter.”

Net Interest Income

The Company’s net interest and dividend income was $37.2 million for the quarter ended June 30, 2022, up $3.9 million, or 11.8%, from $33.3 million for the quarter ended March 31, 2022, and up $4.7 million, or 14.3%, from $32.5 million for the quarter ended June 30, 2021. The tax equivalent interest rate spread and net interest margin were 3.38% and 3.48%, respectively, for the quarter ended June 30, 2022, compared to 3.12% and 3.21%, respectively, for the quarter ended March 31, 2022, and 2.93% and 3.06%, respectively, for the quarter ended June 30, 2021. On a linked-quarter basis, the increase in net interest and dividend income primarily reflects increased yields on loans and investments primarily due to rate increases and prepayment penalties on commercial loan payoffs, partially offset by decreases in fees recognized in connection with U.S. Small Business Administration Paycheck Protection Program (“PPP”) loans and higher rates on deposits. The cost of funds was 27 basis points for the quarter ended June 30, 2022, compared to 25 basis points in the preceding quarter.

The $4.3 million increase in total interest and dividend income on a linked-quarter basis reflected a 30 basis-point increase in the yield on interest-earning assets. The yield on loans increased 21 basis points, from 3.75% to 3.96%. Interest on loans in the second quarter included $1.1 million in prepayment penalties on commercial loans and $353,000 in accretion income from the fair value discount on loans acquired in connection with the merger with Coastway Bancorp, Inc. Prepayment penalties and accretion income in the preceding quarter were $305,000 and $284,000, respectively. The three months ended June 30, 2022 and March 31, 2022 include the recognition of deferred fees on PPP loans in the amount of $368,000 and $487,000, respectively. The yield on investments increased 17 basis points, from, 1.75% to 1.92%.

The increase in net interest and dividend income from the prior year quarter reflects an increase of $4.0 million, or 11.1%, in total interest and dividend income and a decrease of $695,000, or 20.7%, in total interest expense. The changes reflect rate and volume changes in both interest-bearing assets and liabilities. The yield on interest-earning assets increased 35 basis points, while the average balance increased $29.1 million, and the cost of interest-bearing liabilities decreased 11 basis points, while the average balance increased $92.9 million.

Noninterest Income

Total noninterest income decreased $5.0 million, or 26.0%, to $14.1 million for the quarter ended June 30, 2022, from $19.1 million for the quarter ended March 31, 2022. Mortgage loan closings for the quarter ended June 30, 2022 were $297.5 million with a gain on loan sales of $4.5 million, compared to $253.8 million in mortgage closings and $5.3 million in gain on sales for the preceding quarter. The locked residential mortgage pipeline continues to be negatively impacted by decreased mortgage volumes due to rising rates and low for-sale inventory.

The change in the fair value of mortgage servicing rights positively impacted mortgage banking income, however the increase in the fair value of mortgage servicing rights for the three months ended June 30, 2022 was $1.6 million, as compared to an increase of $6.1 million in the fair value of mortgage servicing rights for the three months ended March 31, 2022. The 10-year Treasury Constant

Maturity rate increased 66 basis points versus the first quarter of 2022, and prepayments were consistent with the first quarter of 2022. The change in the fair value of the mortgage servicing rights is generally consistent with the change in the 10-year Treasury Constant Maturity rate. As interest rates rise and prepayment speeds slow, mortgage servicing rights values tend to increase; conversely, as interest rates fall and prepayment speeds quicken, mortgage servicing rights values tend to decrease.

Deposit account fees increased $420,000, or 9.4%, to $4.9 million for the quarter ended June 30, 2022, from $4.5 million for the quarter ended March 31, 2022, primarily due to an increase in interchange fees. Other income for the quarter ended June 30, 2022 decreased $241,000. The first quarter of 2022 included a positive credit valuation adjustment of $239,000 on the termination of an interest rate swap and a $189,000 corporate capital distribution from the National Credit Union Association partially offset by a write-down on the final disposition of a branch real estate asset held for sale. No similar transactions were recorded in other income during the second quarter of 2022.

Total noninterest income decreased $7.6 million, or 35.0%, as compared to the quarter ended June 30, 2021, primarily due to a $7.8 million, or 49.2%, decrease in mortgage banking income, driven by the decrease in loan closings and narrowing gain-on-sale margins. The decrease in mortgage banking income was offset by a $346,000 increase in deposit account fees.

Noninterest Expense

Total noninterest expenses were $35.0 million for the quarter ended June 30, 2022, an increase of $119,000, or 0.3%, from the quarter ended March 31, 2022. Compensation and benefits increased $732,000, or 3.5%, and other expenses increased $401,000, or 14.0%, partially offset by an $853,000 decrease in occupancy and equipment expenses. The increase in compensation expense reflects a $924,000 increase in salary expense due to annual salary increases effective at the end of the first quarter and $439,000 in expense related to the benefit accruals and equity award acceleration in connection with the retirement of the Company’s former CEO James W. Blake, partially offset by a decrease in payroll tax expenses. The increase in other expenses reflects increases in cloud computing and employment agency fees. The decrease in occupancy and equipment expense reflects decreases in expenses for utilities, seasonal landscaping, and service maintenance contracts.

Total noninterest expenses decreased $3.6 million, or 9.4%, from the quarter ended June 30, 2021. Compensation and benefits decreased $3.7 million and loan expenses decreased $865,000, consistent with the decrease in residential mortgage loan closings and corresponding decrease in mortgage origination commissions.

Income Tax Provision

The effective tax rate was 27.6% for the quarter ended June 30, 2022, compared to 28.5% for the quarter ended March 31, 2022 and 28.3% for the quarter ended June 30, 2021.

Asset Quality and Allowance for Credit Losses

Effective January 1, 2022, the Company adopted Accounting Standards Update No. 2016-13, commonly referred to as CECL, which requires the measurement of expected lifetime credit losses for financial assets measured at amortized cost, as well as unfunded commitments that are considered off-balance sheet credit exposures. CECL requires that the allowance for credit losses (“ACL”) be calculated based on current expected credit losses over the full remaining expected life of the financial assets and also consider expected future changes in macroeconomic conditions. Upon adoption of CECL on January 1, 2022, the Company’s ACL on loans decreased by $1.3 million, and the ACL on unfunded commitments increased by $3.9 million, for a net increase of $2.6 million. The after-tax impact of $1.9 million was recognized as a one-time, cumulative-effect adjustment that decreased retained earnings.

Credit quality performance has remained strong with total nonperforming assets of $24.4 million at June 30, 2022, compared to $26.1 million at March 31, 2022 and $32.7 million at June 30, 2021. Nonperforming assets as a percentage of total assets were 0.52% at June 30, 2022, 0.57% at March 31, 2022, and 0.71% at June 30, 2021.

The funded loan provision for credit losses for the three and six months ended June 30, 2022 was $1.3 million and $1.7 million, respectively. Net recoveries totaled $504,000, or 0.05% of average loans outstanding on an annualized basis, for the quarter ended June 30, 2022. Net charge-offs totaled $2.7 million, or 0.30% of average loans outstanding on an annualized basis, for the quarter ended March 31, 2022, and net recoveries totaled $175,000, or 0.02% of average loans outstanding on an annualized basis, for the quarter ended June 30, 2021.

The ACL was $43.6 million, or 1.11% of total loans, at June 30, 2022, compared to $41.8 million, or 1.12% of total loans, at March 31, 2022 and an allowance for loss under the incurred loss model of $51.3 million, or 1.50% of total loans, at June 30, 2021. The ACL on unfunded commitments, included in other liabilities on the unaudited Consolidated Balance Sheets, amounted to $5.1 million at June 30, 2022 as compared to $3.8 million at March 31, 2022 and the associated provision was $1.3 million and $1.2 million for the three and six months ended June 30, 2022. There was no ACL on unfunded commitments at December 31, 2021 or June 30, 2021. The increase from the prior quarter reflects $125.2 million in new construction originations in the second quarter, with $98.1 million in unfunded balances as of June 30, 2022.

We have not experienced any significant negative trends in the at-risk sectors identified in response to conditions that developed during the COVID-19 pandemic; however management continues to monitor certain credit types within those sectors that may be susceptible to increased credit risk as a result of trends that were precipitated by the COVID-19 pandemic and may be exacerbated by current economic conditions. Management is focused on business-oriented hotels, non-anchored retail space and metro office space. As of June 30, 2022, business-oriented hotels included 14 loans with a total outstanding balance of $123.3 million, non-anchored retail space included 35 loans with a total outstanding balance of $58.8 million and metro office space included 2 loans with a total outstanding balance of $14.9 million. As of June 30, 2022 there were two business-oriented hotel credits with a carrying value of $10.6 million that were on nonaccrual. The other loans in these groups were performing in accordance with their terms.

Balance Sheet

Total assets increased $112.7 million, or 2.5%, to $4.70 billion at June 30, 2022, from $4.59 billion at March 31, 2022. The increase primarily reflects an increase of $174.6 million in loans, partially offset by decreases of $55.4 million in cash and cash equivalents and $27.1 million in securities available for sale. Securities available for sale were negatively impacted by unrealized losses of $49.9 million as of June 30, 2022 and $30.0 million as March 31, 2022, as compared to $3.6 million of unrealized losses as of December 31, 2021.

Loans increased $174.6 million, or 4.7%, to $3.91 billion at June 30, 2022, from $3.74 billion at March 31, 2022. The increase in loans for the three months ended June 30, 2022 was primarily due to an increase in residential real estate loans of $170.2 million and an increase in commercial real estate loans of $31.1 million, partially offset by a decrease in consumer loans of $27.8 million. As of June 30, 2022, outstanding PPP loans amounted to $2.5 million, and there was $93,000 in deferred processing fee income. We expect to complete the forgiveness process for the remaining PPP loans by the end of the third quarter of 2022.

Total deposits were $3.85 billion at June 30, 2022 and $3.76 billion at March 31, 2022. Compared to the prior quarter, non-certificate accounts increased $96.3 million, and term certificate accounts decreased $10.4 million. FHLB borrowings increased $50.0 million to $105.7 million at June 30, 2022 from $55.7 million at March 31, 2022. At June 30, 2022, FHLB borrowings are were primarily short-term borrowings.

Total stockholders’ equity was $624.5 million at June 30, 2022, compared to $649.1 million at March 31, 2022 and $705.5 million at June 30, 2021. Stockholders’ equity decreased 3.8% when compared to the prior quarter, as earnings were offset by share repurchases and elevated levels of unrealized losses on available-for-sale investment securities included in other comprehensive income. The Company announced a fourth share repurchase program on April 12, 2022, and repurchased 1,337,602 shares at an average price of $13.83 during the three months ended June 30, 2022. The tangible-common-equity-to-tangible-assets ratio was 11.92% at June 30, 2022, 12.75% at March 31, 2022, and 13.91% at June 30, 2021. At June 30, 2022, the Company and the Bank had strong capital positions and exceeded all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered savings bank. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service branches located in Massachusetts and Rhode Island, and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 27 offices in Massachusetts, Rhode Island, and New Hampshire, and is licensed to lend in seven additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, ongoing disruptions due to the COVID-19 pandemic and the measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in general business and economic conditions (including inflation) on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in customer behavior; ongoing turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; increases in loan default and charge-off rates; changes related to the discontinuation and replacement of LIBOR; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; acquisitions may not produce results at levels or within time frames originally anticipated; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics; changes in regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management believes that the supplemental non-GAAP information, which consists of the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2022	2022	2021	2021	2021

Assets

Cash and due from banks	$35,843	$41,862	$35,549	$42,589	$41,328
Short-term investments	48,495	97,870	159,170	277,050	374,319
Total cash and cash equivalents	84,338	139,732	194,719	319,639	415,647

Securities available for sale, at fair value	334,398	361,529	394,036	390,552	353,848
Securities held to maturity, at amortized cost	10,000	—	—	—	—
Federal Home Loan Bank stock, at cost	5,625	5,931	5,931	6,828	7,241
Asset held for sale	—	678	881	881	—
Loans held for sale, at fair value	31,679	25,690	45,642	77,052	103,886
Loans:
Commercial real estate	1,847,619	1,816,484	1,699,877	1,573,284	1,561,873
Commercial construction	158,762	154,059	136,563	152,685	107,585
Commercial and industrial	407,182	410,787	421,608	414,814	467,479
Total commercial loans	2,413,563	2,381,330	2,258,048	2,140,783	2,136,937
Residential real estate	1,423,074	1,252,920	1,217,980	1,160,689	1,096,370
Consumer	75,312	103,100	131,705	156,272	186,430
Loans	3,911,949	3,737,350	3,607,733	3,457,744	3,419,737
Less: Allowance for credit losses on loans	(43,560)	(41,765)	(45,377)	(47,988)	(51,273)
Net loans	3,868,389	3,695,585	3,562,356	3,409,756	3,368,464
Mortgage servicing rights, at fair value	47,130	45,043	38,268	36,540	35,955
Goodwill	69,802	69,802	69,802	69,802	69,802
Other intangible assets	2,695	2,930	3,164	3,399	3,723
Other assets	249,988	244,405	238,606	252,645	257,856
Total assets	$4,704,044	$4,591,325	$4,553,405	$4,567,094	$4,616,422

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$775,154	$771,172	$743,051	$756,917	$800,118
NOW accounts	316,839	310,090	313,733	300,577	250,099
Regular savings and club accounts	1,282,913	1,218,656	1,138,979	1,144,595	1,123,123
Money market deposit accounts	885,673	864,316	858,970	832,441	832,006
Term certificate accounts	587,354	597,746	627,916	659,850	682,594
Total deposits	3,847,933	3,761,980	3,682,649	3,694,380	3,687,940
Short-term borrowed funds	90,000	—	—	—	—
Long-term borrowed funds	15,693	55,702	55,711	55,720	87,479
Subordinated debt	34,222	34,191	34,159	34,128	34,096
Other liabilities and accrued expenses	91,718	90,387	101,625	102,834	101,436
Total liabilities	4,079,566	3,942,260	3,874,144	3,887,062	3,910,951

Common stock	593	591	585	585	585
Additional paid-in capital	479,519	477,302	469,934	468,526	467,194
Unearned compensation - ESOP	(28,542)	(29,002)	(29,461)	(29,921)	(30,380)
Retained earnings	339,471	332,734	325,699	315,683	305,831
Treasury stock	(132,296)	(113,513)	(85,859)	(73,723)	(38,588)
Accumulated other comprehensive income (loss)	(34,267)	(19,047)	(1,637)	(1,118)	829
Total stockholders' equity	624,478	649,065	679,261	680,032	705,471

Total liabilities and stockholders' equity	$4,704,044	$4,591,325	$4,553,405	$4,567,094	$4,616,422

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except share data)	2022	2022	2021	2021	2021

Interest and dividend income:
Interest and fees on loans	$37,522	$33,576	$34,177	$33,680	$34,106
Interest on loans held for sale	331	264	501	665	852
Interest on securities	1,873	1,701	1,541	1,293	793
Other interest and dividend income	131	61	134	170	136
Total interest and dividend income	39,857	35,602	36,353	35,808	35,887

Interest expense:
Interest on deposits	2,019	1,621	1,651	2,050	2,302
Interest on FHLB borrowings	119	188	193	431	531
Interest on subordinated debentures	524	523	524	524	524
Total interest expense	2,662	2,332	2,368	3,005	3,357

Net interest and dividend income	37,195	33,270	33,985	32,803	32,530

Provision for credit losses	2,546	338	(1,436)	(1,627)	(4,286)

Net interest and dividend income, after provision for credit losses	34,649	32,932	35,421	34,430	36,816

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	4,538	5,322	10,063	12,756	14,262
Changes in mortgage servicing rights fair value	862	5,285	(245)	(992)	(2,552)
Other	2,612	2,558	3,359	3,882	4,075
Total mortgage banking income	8,012	13,165	13,177	15,646	15,785

Deposit account fees	4,892	4,472	4,783	4,658	4,546
Income on retirement plan annuities	112	107	109	108	106
Gain on sale and call of securities, net	—	—	—	241	—
Bank-owned life insurance income	494	483	506	515	508
Other income	593	834	589	842	758
Total noninterest income	14,103	19,061	19,164	22,010	21,703

Noninterest expenses:
Compensation and benefits	21,455	20,723	24,564	24,760	25,146
Occupancy and equipment	4,575	5,428	4,923	4,765	4,702
Data processing	2,259	2,241	2,244	2,205	2,362
Loan expense	385	478	732	1,323	1,250
Marketing	986	1,218	1,120	880	831
Professional fees	1,680	1,539	1,443	1,362	1,487
Deposit insurance	354	349	345	341	332
Prepayment penalties on Federal Home Loan Bank advances	—	—	—	1,095	—
Other expenses	3,260	2,859	2,817	2,543	2,488
Total noninterest expenses	34,954	34,835	38,188	39,274	38,598

Income before income taxes	13,798	17,158	16,397	17,166	19,921

Income tax provision	3,811	4,891	3,807	4,907	5,645

Net income	$9,987	$12,267	$12,590	$12,259	$14,276

Earnings per common share:
Basic	$0.21	$0.26	$0.26	$0.25	$0.28
Diluted	$0.21	$0.25	$0.25	$0.24	$0.27
Weighted average shares outstanding:
Basic	46,980,830	47,836,410	48,918,539	49,801,123	51,778,293
Diluted	47,536,033	48,690,420	49,828,379	50,663,415	52,650,071

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Six Months Ended June 30,
(dollars in thousands, except share data)	2022	2021	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$71,098	$67,966	$3,132	4.6%
Interest on loans held for sale	595	2,176	(1,581)	(72.7)
Interest on securities	3,574	1,378	2,196	159.4
Other interest and dividend income	192	214	(22)	(10.3)
Total interest and dividend income	75,459	71,734	3,725	5.2

Interest expense:
Interest on deposits	3,640	5,022	(1,382)	(27.5)
Interest on FHLB borrowings	307	1,083	(776)	(71.7)
Interest on subordinated debentures	1,047	1,047	—	0.0
Total interest expense	4,994	7,152	(2,158)	(30.2)

Net interest and dividend income	70,465	64,582	5,883	9.1

Provision for credit losses	2,884	(4,195)	7,079	168.7

Net interest and dividend income, after provision for credit losses	67,581	68,777	(1,196)	(1.7)

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	9,860	39,064	(29,204)	(74.8)
Changes in mortgage servicing rights fair value	6,147	857	5,290	617.3
Other	5,170	8,590	(3,420)	(39.8)
Total mortgage banking income	21,177	48,511	(27,334)	(56.3)

Deposit account fees	9,364	8,398	966	11.5
Income on retirement plan annuities	219	210	9	4.3
Bank-owned life insurance income	977	1,001	(24)	(2.4)
Other income	1,427	1,392	35	2.5
Total noninterest income	33,164	59,512	(26,348)	(44.3)

Noninterest expenses:
Compensation and benefits	42,178	52,600	(10,422)	(19.8)
Occupancy and equipment	10,003	9,958	45	0.5
Data processing	4,500	4,705	(205)	(4.4)
Loan expense	863	3,685	(2,822)	(76.6)
Marketing	2,204	1,644	560	34.1
Professional fees	3,219	3,070	149	4.9
Deposit insurance	703	652	51	7.8
Other expenses	6,119	5,086	1,033	20.3
Total noninterest expenses	69,789	81,400	(11,611)	(14.3)

Income before income taxes	30,956	46,889	(15,933)	(34.0)

Income tax provision	8,702	13,221	(4,519)	(34.2)

Net income	$22,254	$33,668	$(11,414)	(33.9)%

Earnings per common share:
Basic	$0.47	$0.65
Diluted	$0.46	$0.64
Weighted average shares outstanding:
Basic	47,406,257	52,155,754
Diluted	48,110,863	52,823,354

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$391,448	$1,873	1.92%	$393,364	$1,701	1.75%	$325,205	$793	0.98%
Other interest-earning assets	64,678	131	0.81	150,569	61	0.16	397,979	136	0.14
Loans held for sale	29,474	331	4.51	29,842	264	3.59	115,240	852	2.97
Loans
Commercial loans (2)	2,384,630	25,295	4.25	2,291,343	22,095	3.91	2,152,105	22,079	4.11
Residential real estate loans (2)	1,330,772	11,182	3.37	1,220,703	10,142	3.37	1,064,481	9,747	3.67
Consumer loans (2)	88,943	1,045	4.71	118,242	1,339	4.59	205,856	2,280	4.44
Total loans	3,804,345	37,522	3.96	3,630,288	33,576	3.75	3,422,442	34,106	4.00
Total interest-earning assets	4,289,945	39,857	3.73	4,204,063	35,602	3.43	4,260,866	35,887	3.38
Noninterest-earning assets	311,998			326,811			339,438
Total assets	$4,601,943			$4,530,874			$4,600,304
Interest-bearing liabilities:
Savings accounts	$1,266,912	626	0.20	$1,165,683	366	0.13	$1,118,494	461	0.17
NOW accounts	311,241	38	0.05	301,279	36	0.05	231,075	41	0.07
Money market accounts	885,305	635	0.30	858,792	303	0.14	853,586	417	0.20
Certificates of deposit	484,484	670	0.55	522,211	729	0.57	589,964	1,229	0.84
Brokered deposits	100,000	50	0.20	100,000	187	0.76	100,000	154	0.62
Total interest-bearing deposits	3,047,942	2,019	0.27	2,947,965	1,621	0.22	2,893,119	2,302	0.32
FHLB advances	34,763	119	1.36	55,706	188	1.37	96,823	531	2.20
Subordinated debentures	34,207	524	6.14	34,173	523	6.21	34,080	524	6.17
Total borrowings	68,970	643	3.74	89,879	711	3.21	130,903	1,055	3.23
Total interest-bearing liabilities	3,116,912	2,662	0.34	3,037,844	2,332	0.31	3,024,022	3,357	0.45
Noninterest-bearing liabilities:
Noninterest-bearing deposits	768,088			738,578			784,521
Other noninterest-bearing liabilities	75,186			86,763			88,577
Total liabilities	3,960,186			3,863,185			3,897,120
Total stockholders' equity	641,757			667,689			703,184
Total liabilities and stockholders' equity	$4,601,943			$4,530,874			$4,600,304
Tax equivalent net interest income		37,195			33,270			32,530
Tax equivalent interest rate spread (3)			3.38%			3.12%			2.93%
Less: tax equivalent adjustment		—			—			—
Net interest income as reported		$37,195			$33,270			$32,530
Net interest-earning assets (4)	$1,173,033			$1,166,219			$1,236,844
Net interest margin (5)			3.48%			3.21%			3.06%
Tax equivalent effect			—			—			—
Net interest margin on a fully tax equivalent basis			3.48%			3.21%			3.06%
Average interest-earning assets to average interest-bearing liabilities	137.63%			138.39%			140.90%

Supplemental information:
Total deposits, including demand deposits	$3,816,030	$2,019		$3,686,543	$1,621		$3,677,640	$2,302
Cost of total deposits			0.21%			0.18%			0.25%
Total funding liabilities, including demand deposits	$3,885,000	$2,662		$3,776,422	$2,332		$3,808,543	$3,357
Cost of total funding liabilities			0.27%			0.25%			0.35%

(1) Includes securities available for sale and securities held to maturity.
(2) Includes nonaccruing loan balances and interest received on such loans.
(3) Tax equivalent interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized.

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	For the Six Months Ended
	June 30, 2022			June 30, 2021
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost

	(dollars in thousands)

Interest-earning assets:
Investment securities (1)	$392,401	$3,574	1.84%	$298,430	$1,378	0.93%
Other interest-earning assets	107,386	192	0.36	289,853	214	0.15
Loans held for sale	29,657	595	4.05	154,117	2,176	2.85
Loans
Commercial loans (2)	2,338,245	47,390	4.09	2,156,566	42,859	4.01
Residential real estate loans (2)	1,276,041	21,324	3.37	1,074,332	20,087	3.77
Consumer loans (2)	103,512	2,384	4.64	229,304	5,020	4.41
Total loans	3,717,798	71,098	3.86	3,460,202	67,966	3.96
Total interest-earning assets	4,247,242	75,459	3.58	4,202,602	71,734	3.44
Noninterest-earning assets	319,362			403,990
Total assets	$4,566,604			$4,606,592
Interest-bearing liabilities:
Savings accounts	$1,216,578	992	0.16	$1,088,822	998	0.18
NOW accounts	306,287	74	0.05	221,731	78	0.07
Money market accounts	872,122	938	0.22	857,530	977	0.23
Certificates of deposit	503,243	1,399	0.56	598,977	2,673	0.90
Brokered deposits	100,000	237	0.48	100,000	296	0.60
Total interest-bearing deposits	2,998,230	3,640	0.24	2,867,060	5,022	0.35
FHLB advances	45,176	307	1.37	99,588	1,083	2.19
Subordinated debentures	34,190	1,047	6.18	34,063	1,047	6.20
Total borrowings	79,366	1,354	3.44	133,651	2,130	3.21
Total interest-bearing liabilities	3,077,596	4,994	0.33	3,000,711	7,152	0.48
Noninterest-bearing liabilities:
Noninterest-bearing deposits	753,414			745,613
Other noninterest-bearing liabilities	80,943			155,640
Total liabilities	3,911,953			3,901,964
Total stockholders' equity	654,651			704,628
Total liabilities and stockholders' equity	$4,566,604			$4,606,592
Tax equivalent net interest income		70,465			64,582
Tax equivalent interest rate spread (3)			3.25%			2.96%
Less: tax equivalent adjustment		—			—
Net interest income as reported		$70,465			$64,582
Net interest-earning assets (4)	$1,169,646			$1,201,891
Net interest margin (5)			3.35%			3.10%
Tax equivalent effect			—			—
Net interest margin on a fully tax equivalent basis			3.35%			3.10%
Average interest-earning assets to average interest-bearing liabilities	138.01%			140.05%

Supplemental information:
Total deposits, including demand deposits	$3,751,644	$3,640		$3,612,673	$5,022
Cost of total deposits			0.20%			0.28%
Total funding liabilities, including demand deposits	$3,831,010	$4,994		$3,746,324	$7,152
Cost of total funding liabilities			0.26%			0.38%

(1) Includes securities available for sale and securities held to maturity.
(2) Includes nonaccruing loan balances and interest received on such loans.
(3) Tax equivalent interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

	(in thousands)

Interest-earning assets:
Investment securities (1)	$391,448	$393,364	$394,301	$358,927	$325,205
Other interest-earning assets	64,678	150,569	286,026	372,892	397,979
Loans held for sale	29,474	29,842	63,833	84,399	115,240
Loans
Commercial loans (2)	2,384,630	2,291,343	2,165,739	2,121,432	2,152,105
Residential real estate loans (2)	1,330,772	1,220,703	1,171,608	1,121,898	1,064,481
Consumer loans (2)	88,943	118,242	143,577	170,366	205,856
Total loans	3,804,345	3,630,288	3,480,924	3,413,696	3,422,442
Total interest-earning assets	4,289,945	4,204,063	4,225,084	4,229,914	4,260,866
Noninterest-earning assets	311,998	326,811	337,310	347,060	339,438
Total assets	$4,601,943	$4,530,874	$4,562,394	$4,576,974	$4,600,304
Interest-bearing liabilities:
Savings accounts	$1,266,912	$1,165,683	$1,147,855	$1,136,131	$1,118,494
NOW accounts	311,241	301,279	300,459	283,725	231,075
Money market accounts	885,305	858,792	839,977	832,340	853,586
Certificates of deposit	484,484	522,211	543,208	570,570	589,964
Brokered deposits	100,000	100,000	100,000	100,000	100,000
Total interest-bearing deposits	3,047,942	2,947,965	2,931,499	2,922,766	2,893,119
FHLB advances	34,763	55,706	55,714	84,438	96,823
Subordinated debentures	34,207	34,173	34,144	34,111	34,080
Total borrowings	68,970	89,879	89,858	118,549	130,903
Total interest-bearing liabilities	3,116,912	3,037,844	3,021,357	3,041,315	3,024,022
Noninterest-bearing liabilities:
Noninterest-bearing deposits	768,088	738,578	768,361	756,927	784,521
Other noninterest-bearing liabilities	75,186	86,763	92,034	90,366	88,577
Total liabilities	3,960,186	3,863,185	3,881,752	3,888,608	3,897,120
Total stockholders' equity	641,757	667,689	680,642	688,366	703,184
Total liabilities and stockholders' equity	$4,601,943	$4,530,874	$4,562,394	$4,576,974	$4,600,304

	Annualized Yield Trend - Quarters Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

Interest-earning assets:
Investment securities (1)	1.92%	1.75%	1.55%	1.43%	0.98%
Other interest-earning assets	0.81%	0.16%	0.19%	0.18%	0.14%
Loans held for sale	4.51%	3.59%	3.11%	3.13%	2.97%
Commercial loans (2)	4.25%	3.91%	4.15%	4.19%	4.11%
Residential real estate loans (2)	3.37%	3.37%	3.34%	3.31%	3.67%
Consumer loans (2)	4.71%	4.59%	4.56%	4.50%	4.44%
Total loans	3.96%	3.75%	3.90%	3.91%	4.00%
Total interest-earning assets	3.73%	3.43%	3.41%	3.36%	3.38%

Interest-bearing liabilities:
Savings accounts	0.20%	0.13%	0.09%	0.13%	0.17%
NOW accounts	0.05%	0.05%	0.05%	0.06%	0.07%
Money market accounts	0.30%	0.14%	0.15%	0.19%	0.20%
Certificates of deposit	0.55%	0.57%	0.64%	0.76%	0.84%
Brokered deposits	0.20%	0.76%	0.71%	0.64%	0.62%
Total interest-bearing deposits	0.27%	0.22%	0.22%	0.28%	0.32%
FHLB advances	1.36%	1.37%	1.37%	2.03%	2.20%
Subordinated debentures	6.14%	6.21%	6.09%	6.09%	6.17%
Total borrowings	3.74%	3.21%	3.17%	3.20%	3.23%
Total interest-bearing liabilities	0.34%	0.31%	0.31%	0.39%	0.45%

(1) Includes securities available for sale and securities held to maturity.
(2) Includes nonaccruing loan balances and interest received on such loans.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Performance Ratios (annualized):	2022	2022	2021	2021	2021
(dollars in thousands)

Return on average assets (ROAA)	0.87%	1.08%	1.10%	1.07%	1.24%

Return on average equity (ROAE)	6.22%	7.35%	7.40%	7.12%	8.12%

Total noninterest expense	$34,954	$34,835	$38,188	$39,274	$38,598
Less: Amortization of other intangible assets	235	235	235	324	324
Total adjusted noninterest expense	$34,719	$34,600	$37,953	$38,950	$38,274

Net interest and dividend income	$37,195	$33,270	$33,985	$32,803	$32,530
Total noninterest income	14,103	19,061	19,164	22,010	21,703
Total revenue	$51,298	$52,331	$53,149	$54,813	$54,233

Efficiency ratio (1)	67.68%	66.12%	71.41%	71.06%	70.57%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

	At or for the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Asset Quality	2022	2022	2021	2021	2021
(dollars in thousands)

Total nonperforming assets	$24,441	$26,109	$36,186	$36,514	$32,731

Nonperforming assets to total assets	0.52%	0.57%	0.79%	0.80%	0.71%

Allowance for credit losses on loans to total loans	1.11%	1.12%	1.26%	1.39%	1.50%

Net (recoveries) charge-offs	$(504)	$2,730	$1,174	$1,658	$(175)

Annualized net (recoveries) charge-offs/average loans	(0.05)%	0.30%	0.13%	0.19%	(0.02)%

Allowance for credit losses on loans to nonperforming loans	166.81%	159.96%	125.60%	131.52%	158.08%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Capital and Share Related	2022	2022	2021	2021	2021
(dollars in thousands, except share data)

Common stock outstanding	49,989,007	51,257,696	52,390,478	53,232,110	55,735,623

Book value per share	$12.49	$12.66	$12.97	$12.77	$12.66

Tangible common equity:
Total stockholders' equity	$624,478	$649,065	$679,261	$680,032	$705,471
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets (1)	2,695	2,930	3,164	3,399	3,723
Tangible common equity	$551,981	$576,333	$606,295	$606,831	$631,946

Tangible book value per share (2)	$11.04	$11.24	$11.57	$11.40	$11.34

Tangible assets:
Total assets	$4,704,044	$4,591,325	$4,553,405	$4,567,094	$4,616,422
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets	2,695	2,930	3,164	3,399	3,723
Tangible assets	$4,631,547	$4,518,593	$4,480,439	$4,493,893	$4,542,897

Tangible common equity / tangible assets (3)	11.92%	12.75%	13.53%	13.50%	13.91%

(1) Other intangible assets are core deposit intangibles.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Segments Statements of Net Income

(Unaudited)

	HarborOne Mortgage			HarborOne Bank
	For the Quarter Ended			For the Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
	2022	2022	2021	2022	2022	2021

	(in thousands)

Net interest and dividend income	$411	$350	$855	$37,246	$33,424	$32,134
Provision for credit losses	—	—	—	2,546	338	(4,286)
Net interest and dividend income, after provision for loan losses	411	350	855	34,700	33,086	36,420
Mortgage banking income:
Gain on sale of mortgage loans	4,538	5,322	14,262	—	—	—
Intersegment gain (loss)	1,097	837	910	(1,095)	(608)	(910)
Changes in mortgage servicing rights fair value	735	4,695	(2,133)	127	590	(419)
Other	2,393	2,325	3,799	219	233	276
Total mortgage banking income (loss)	8,763	13,179	16,838	(749)	215	(1,053)
Other noninterest income	7	9	20	6,084	5,887	5,898
Total noninterest income	8,770	13,188	16,858	5,335	6,102	4,845
Noninterest expense	7,242	7,761	14,101	27,131	26,825	24,128
Income before income taxes	1,939	5,777	3,612	12,904	12,363	17,137
Provision for income taxes	549	1,541	1,013	3,550	3,557	4,863
Net income	$1,390	$4,236	$2,599	$9,354	$8,806	$12,274

	HarborOne Mortgage		HarborOne Bank
	For the Six Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021

	(in thousands)

Net interest and dividend income	$761	$2,105	$70,670	$63,382
Provision (benefit) for credit losses	—	—	2,884	(4,195)
Net interest and dividend income, after provision (benefit) for credit losses	761	2,105	67,786	67,577
Mortgage banking income:
Gain on sale of mortgage loans	9,860	39,064	—	—
Intersegment gain (loss)	1,934	1,572	(1,703)	(1,572)
Changes in mortgage servicing rights fair value	5,430	990	717	(133)
Other	4,718	8,014	452	576
Total mortgage banking income (loss)	21,942	49,640	(534)	(1,129)
Other noninterest income	16	12	11,971	10,989
Total noninterest income	21,958	49,652	11,437	9,860
Noninterest expense	15,003	32,158	53,956	48,591
Income before income taxes	7,716	19,599	25,267	28,846
Provision for income taxes	2,090	5,346	7,107	8,298
Net income	$5,626	$14,253	$18,160	$20,548